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EXHIBIT 10.5

                                DISTRIBUTION AGREEMENT

This agreement is entered into this 8th day of February 2002, by Alfred Hanser, an individual residing in San Diego, California, USA, (hereinafter referred to as "Alfred Hanser") on the one hand, and CHANNOINE COSMETICS AG LIECHTENSTEIN, a corporation located in the principality of Liechtenstein, Europe (hereinafter referred to as "CHANNOINE') on the other hand, whereas CHANNOINE desires to avail itself of the promotional end marketing services provided by Alfred Hanser in order to further the promotion and sales of CHANNOINE products. as described In the attached exhibit A, and whereas Alfred Hanser desires to utilize his marketing skills In the sales of CHANNOINE products as described in the attached schedule, and whereas both parties with to work together to maximize the sales of CHANNOINE products, it is hereby agreed by and between them, and each of them, as follows:

                             1. DISTRIBUTION RIGHTS

CHANNOINE hereby grants to Alfred Hanser the exclusive distribution rights Of and to CHANNOINE COSMETIC Proucts as described in section 4 and as listed in the attached exhibit A, throughout the Territory of North America. which, for the purpose of this agreement, is defined as the United States of America, Canada and Mexico (hereinafter referred to as Territory").

                            2. DURATION OF CONTRACT

This AGREEMENT shall COMMENCE OR February 8, 2002 and continue thereafter until terminated by CHANNOINE or Alfred Hanser or any of either party's successors. At any paint in time, Alfred Hanser has the right to terminate the contract without particular cause, with 90 (ninety) days written notice. CHANNOINE has the right to terminate the contract for cause as stated in section 11 of this agreement.

                 3. CONFIDENTIALITY OF FINANCIAL CONSIDERATIONS

Both parties hereby agree that any past financial obligations by Alfred Hanser to CHANNOINE for the acquisition of the Distribution Rights to CHANNOINE Products in the Territory, have been fulfilled in full. Both parties also agree that any past and/or future exchange of financial considerations relating to the Distribution Rights shall be kept confidential,

                                  4. PRODUCTS

CHANNOINE PRODUCTS shall mean the products described in the attached exhibit A. CHANNOINE reserves the right to change or modify the CHANNOINE PRODUCTS In any manner and at such limes as CHANNOINE may, In Its sole discretion, consider necessary or advisable, and any such changes or modifications shall be accepted by Alfred Hanser, Unless products are damaged in transport or unless products are in non-salable condition, CHANNOINE shall have no obligation to exchange, replace. change or modify any CHANNOINE Products previously octal by CHANNOINE to Alfred Hansarr.

                          5. ADDITION OF NEW PRODUCTS

If CHANNOINE believes that a new product is suitable far the Territory, CHANNOINE



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will offer Alfred Hanser any new, not yet In the Territory distributed products, for distribution in the Territory. Within 1 (one) month, Alfred Hanser will give written notice, if Alfred Hanser will fast this product or not, should Alfred Hanser decide to test this product, it becomes part of this Agreement. After a test period of 2 months, Alfred Hanser will make a final decision whether this new product an be included in exhibit A.

Even if Alfred Hanser decides not to distribute this product, CHANNOINE shall be barred from distributing and selling this product on its own account, or to appoint any other person, persons or company as a distributor for this product within the Territory.

                          6. PRICES AND PRICE INCREASES

Alfred Hanser shall purchase all CHANNOINE products at an agreed upon price between the parties. Exhibit B states the valid prices on February 8, 2002. All prices are ex works Liechtenstein in US-Dollars.

Prices as stated in exhibit B are calculated on the basis of an exchange rate of USD 1.00 = 1.14 Euru (One US-Dollar equals one point one four Euro). In the event of the exchange rate between usd and euros fluctuating by more than 8% (Eight Percent) according to the daily exchange rate published In "The Wall Street Journal", CHANNOINE reserves itself the right to change the pleas as shown in exhibit B. Changes in price due to other circumstances, including but not limited to changes in product formulations, changes in product packaging, etc. cannot be made by CHANNOINE without written notification of such circumstances TO Alfred Hanser.

                       7. Transfer of Distribution Rights

Alfred Hanser hereby agrees not to transfer the distribution rights to CHANNOINE Products in the Territory to a Third Party,

                     8. SUB-LICENSING OF DISTRIBUTION RIGHTS

Under the following conditions, Alfred Hanser may grant a sub-license to a Third Party to purchase and/or resell CHANNOINE products In the Territory:

8.1. Alfred Hanser agrees to supervise and assure the sub-licensee compliance with CHANNOINE's quality standards at all times.

8.2. Alfred Hanser agrees to use adequate precautions to assure that sub-licensee will not take any actions that may potentially harm the CHANNOINE brand in any manner,

8.3.     Alfred Hanser agrees to supervise and, if he deems necessary, veto:

         8.3.1. The selection of Distribution channels) through which the third party intends to distribute CHANNOINE products;

         8.3.2. The production and distribution and marketing of CHANNOINE collateral materials, PR-Materials (i.e. Press-releases), E-Commerce Solutions, and all other CHANNOINE labeled materials made available to the public.



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         8.3.3.   Claims made about the CHANNOINE Corporation and about
                  CHANNOINE products.

Any violation of the terms in this agreement by Alfred Hanser's sub-licensee will be treated by CHANNOINE as if Alfred Hanser himself committed the violation. Therefore, any action by Alfred Hanser's Sub-Licensee that noticeably damaged the CHANNOINE brand and/or reputation in any manner, entitles CHANNOINE to terminate this agreement.

                             9. PACKAGING, LABELING

Prices of CHANNOINE products as shown in exhibit B include packaging in inner and outer cartons. Product containers, outer packaging, and product insert sheets will be labeled in German and English. Any other farm of packaging and/or labeling demanded by Alfred Hanser shall have to be agreed upon and may lead to prices other than shown in exhibit B.

                              10. SUPPLY GUARANTEE

CHANNOINE agree to provide Alfred Hanser with all requested supplies of products as stated in exhibit A, which are within CHANNOINE's potential.

                              11. TERMS OF DELIVERY

Unless otherwise specified by CHANNOINE, deliveries are ex works, and not including costs of transport, insurance, custom duties, excise, sales, use and similar taxes, surcharges and other taxes or charges levied by any and all federal, state, county, municipal or other governmental authorities, all of which shall be payable by Alfred Hanser.

                 12. SELECTION OF DISTRIBUTION CHANNELS/METHODS

Alfred Hanser shall have the right to distribute CHANNOINE products through any distribution channel, manner or method that Alfred Hanser chooses, as long as such channel, manner or method ensures a level of quality consistent with CHANNOINE's brand image and quality level. Potential Distributions channels include, but are not limited to:

         o        High-end Department Store Retail Outlets

         o        Boutiques

         o Health and Beauty Spas (Day Spas, Destination Spas, Hotel Spas, Cruise Ship Spas, Etc.)

         o        Direct Sales, Multi Level Marketing, Network Marketing

         o        TV Shopping Networks

         o        Infomercials



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Alfred Hanser may terminate this Agreement without cause anytime by giving 90
(ninety) days prior written notice to CHANNOINE.

CHANNOlNE may terminate this agreement for any one of the following reasons:

13.1. If Alfred Hanser transferred the Distribution Rights to CHANNOINE Products In the Territory to a Third Perky,

13.2 If Alfred Hanser's action relating to the Distribution of CHANNOINE products In the Territory resulted in a noticeable damage to the CHANNOINE brand.

Such actions may include, but are not limited to:

13.2.1 Selection of (a) distribution channel(s) for CHANNOINE products that may be considered substantially inferior when compared against CHANNOINE's perceived brand and product quality.

13.2.2 Repeated production and unauthorized distribution of collateral material that can be considered substantially inferior when compared against CHANNOINE's own collateral materials.

13.2.3 Any misrepresentations about the CHANNOINE corporation and/or CHANNOINE products resulting in legal action taken against CHANNOINE.

Notwithstanding the term of this Agreement, In the event of any breach or default by CHANNOINE in any of the terms or conditions of this agreement, or any other contract or arrangement between the parties relating to the sale by Alfred Hanser of any CHANNOINE Products, Alfred Hanser may immediately terminate this Agreement by giving 90 (ninety) days prior written notice to CHANNOINE.

In the event of the termination of this Agreement, the terms and conditions of this Agreement shall continue to be binding upon the parties in connection with all transactions relating to CHANNOINE Products entered Into between the parties prior to such termination.

Upon the termination of this Agreement, Alfred Hanser shell immediately (i) discontinue all use of CHANNOINE's name and any and all trademarks, trade names or designations of origin owned or used by CHANNOINE or Its suppliers, (ii) cease REPRESENTING to the public or to any person or entity that Alfred Hanser has any relationship with CHANNOINE, (iii) return to the CHANNOINE all literature, advertising and promotional material, displays and similar items which may have been furnished by CHANNOINE to Alfred Hanser, (iv) deliver to CHANNOINE all files, permits, licensee and the like obtained or maintained by Alfred Hanser on behalf of CHANNOINE or In connection with CHANNOINE.

Alfred Hanser further expressly acknowledges that upon the termination of this Agreement CHANNOINE shall have no liability to Alfred Hanser for expenditures by Alfred Hanser of time effort or money in connection with the performance of Its obligations under this Agreement or in furtherance of any sale or promotian of CHANNOINE.



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                              14. TERMS OF PAYMENT

All orders placed by Alfred Hanser with CHANNOINE shall be prepaid in full. Upon receipt of Alfred Hanser's payment in full, CHANNOINE will ship ordered products ex works Liechtenstein to Alfred Hanser's destination of choice.

                                15. FARCE MAJEURA

In the event that delivery of goods, materials or supplies under the terms of this agreement Is necessarily delayed due to strike, injunctions, government controls, acts of God, or other causes reasonably beyond the control of either party, then any time of performance shall be extended by a period to be mutually agreed upon by the parties, without penalty to either party.

                               16. NON-COMPETITION

Alfred Hanser agrees that, throughout the lifetime of this agreement, he will not expert CHANNOINE products to or distribute CHANNOINE products outside the Territory, without the express written consent of CHANNOINE, Alfred Hanser will net sell products at are substantially similar to CHANNOINE products of exhibit A.

Alfred Hanser acknowledges and agrees that In the event of its unauthorized exportation or distribution of CHANNOINE products outside the Territory without the express written consent of CHANNOINE, CHANNOINE may not have an adequate remedy at law, and therefore, injunctive or other equitable relief may be sought to restrain such exportation or distribution whether threatened or actual.

CHANNOINE agrees that, throughout the lifetime of this agreement, it will not export CHANNOINE products to or distribute CHANNOINE products in the Territory, without the express written consent of Alfred Hanser. CHANNOINE will not sell products in North America that are substantially similar to CHANNOINE products of exhibit A.

CHANNOINE acknowledges end agrees that In the event of its unauthorized marketing and promoting of CHANNOINE products within the Territory, Alfred Hanser may not have an adequate remedy at law, and therefore, Injunctive or other equitable relief may be sought to restrain such marketing and promoting, whether threatened or actual.

                                 17. TRADEMARKS

The parties acknowledge and agree that CHANNOINE and its suppliers have acquired various patents, trademarks, trade names, end trade secrets with respect to CHANNOINE Products, and that matters relating to the manufacture, production and distribution of CHANNOINE Products constitute confidential information and trade secrets of CHANNOINE and Its suppliers and are not commonly known or accessible to the trade. Under this agreement the right is glean to Alfred Hanser to use trade names, confidential information or trade secrets relating to CHANNOINE Products for the sole purpose of furthering the products' sale in the Territory. Alfred Hanser Is granted the right to use or duplicate same, in part or in whole, i.e. for the design of marketing and safes aids and other collateral, etc. Alfred Hanser shall receive such confidential



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Information and trade secrets in confidence and trust, without revealing same to any other person or duty, CHANNOINE reserves the right to review all sales aids, marketing materials, and any other collateral produced by and through Alfred Hanser to assure that their quality is consistent with the CHANNOINE image and with the quality of collateral produced by CHANNOINE. In the event that collaterals produced by and through Alfred Hanser do not meet CHANNOINE standards, CHANNOINE reserves the right to prohibit their distribution in the Territory.

                             18. PRODUCT GUARANTEE

CHANNOINE acknowledges that its products must meat arty and all applicable North American requirements In effect, at all times, Alfred Hanser therefore agrees to furnish all necessary data such as laws, statues, etc. In order to fulfill these requirements and perform the final examination thereof.

Alfred Hanser shall immediately notify CHANNOINE of any defective CHANNOINE Products sold and delivered by CHANNOINE to Alfred Hanser Alfred Hanser shall allow CHANNOINE the opportunity to inspect any defective CHANNOINE Products and, If requested by CHANNOINE, shall return such defective CHANNOINE Products to CHANNOINE at CHANNOINE's expense. In the event that CHANNOINE determines, at Its sole discretion, that the defects in any such defective CHANNOINE Products were not caused by Alfred Hanser or others after the shipment of same by CHANNOINE to Alfred Hanser, CHANNOINE shall, at its option, either provide Alfred Hanser with a re-fund or credit for the purchase price paid by Alfred Hanser to CHANNOINE, or exchange such defective CHANNOINE Products,

                              19. OTHER INFORMATION

Both parties agree to inform the other party immediately of any irregularity, problems or other significant circumstances relating to this agreement. On request, Alfred Hanser will provide CHANNOINE with regularly reports regarding the market conditions, trends, clients, and activities.

                                   20. NOTICES

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, 48 hours after proper telefax transmittal If transmitted by telefax, or 14 days after mailing if mailed by certified or registered airmail, return receipt requested, postage prepaid, addressed in accordance with the addresses set forth at the beginning of this Agreement, or such other addressee of which notice is so given.

                               21. INDEMNIFICATION

Alfred Hanser shall indemnify and hold CHANNOINE harmless from and against any and all claims, demands, causes of action, losses, liabilities, judgments, damages, obligations, costs or expenses (including attorney's fees) arising out of or in connection with any acts or omissions of Alfred Hanser under this Agreement, or any other contracts or arrangements between the parties, or any guarantee, warranty or representatlon, express or implied, made or given by Alfred Hanser to its customers or any other persons or entities with respect to this Agreement or any CHANNOINE Products.



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                              22. CONTROLLING LAW

The parties hereby agree that any dispute arising from this agreement and/or in regard to any provision there under and/or compliance herewith shall be resolved pursuant to and under the laws of the Principality of Liechtenstein, unless otherwise stated, disputes in regard to this contract will be resolved by a Liechtenstein court.

                         23. RECOVERY OF COSTS AND PIES

If any dispute arises under or pursuant to this Agreement, or if it shall become necessary for any party to take legal action to enforce this agreement and/or any provision thereof, including by means of binding, non-judicial arbitratlon, the prevailing party In any such action shall be entitled to and shall recover from the other party all legal coats and fees incurred in such endeavor, Including, but not limited to, attorneys' fees,

                        24. BINDING EFFECT ON SUCCESSORS

This agreement shall remain in effect and be binding upon the successors in interest, beneficiaries, or assigns of both Alfred Hanser and CHANNOINE, and shall remain effective, in all particulars, regardless of any change in ownership, control or management of either Alfred Hanser or CHANNOINE.

                                   25. GENERAL

In the event, that any provision of this Agreement is or will be determined inoperative or unlawful, such provision shall be deemed severed from this Agreement, but every other provision shell remain in full force and effect. For any such severed provision there shelf be deemed substituted a similar provision to accomplish the intent of the parties to the extent permissible by applicable law. This Agreement, taken together with the exhibits attached hereto, constitutes the entire agreement of the parties with respect to this transaction and supercedes all prior oral or written negotiations, agreements, or understandings with respect to such transaction. This agreement may not be amended, changed or modified except by a writing duly executed by bath of the parties hereto.

The parties hereto, by their signature below, acknowledge that they have read and considered the above, and have had ample opportunity to discuss same with independent legal counsel of their own choosing. the parties acknowledge that the terms hereof are meant to be effective and binding as to each OF them and not mere recitals. Being in agreement with the terms and conditions noted above, the parties hereto affix their signatures as fellows on the signature page of this agreement:

(TRANSLATOR'S NOTE: SIGNATURE PAGE, EXHIBIT A (PRODUCT LIST) AND EXHIBIT B (PRICE LIST) WERE NET TRANSLATED)